Exhibit 5.1



December 3, 2004

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue
New York, New York  10010

Re:      Credit Suisse First Boston Mortgage Securities Corp.
         Conduit Mortgage and Manufactured Housing Contract
         Pass-Through Certificates Registration Statement on Form S-3
         ------------------------------------------------------------

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3, to be filed by Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission on December 3, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under either a separate Pooling and Servicing Agreement, among the Registrant, as depositor, the servicer named in the prospectus supplement and the trustee named in the prospectus supplement (each such agreement, a "Pooling and Servicing Agreement") or a separate Trust Agreement, between the Registrant, as depositor and the trustee named in the prospectus supplement (each such agreement, a "Trust Agreement"). The Certificates of each Series are to be sold as set forth in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

         We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that when the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement or Trust Agreement relating to such Series and sold, the Certificates will be legally issued, fully paid, binding obligations of the trust created by the Pooling and Servicing Agreement or Trust Agreement, as applicable, and the holders of the Certificates will be entitled to the benefits of the Pooling and Servicing Agreement or the Trust Agreement, as applicable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent

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Credit Suisse First Boston Mortgage Securities Corp.
December 3, 2004
Page 2

conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                        Very truly yours,




                                        /s/ Orrick, Herrington & Sutcliffe LLP

                                        ORRICK, HERRINGTON & SUTCLIFFE LLP